Exhibit 99.1

EXECUTION VERSION

SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of May 26, 2021 (this “Amendment”), is entered into by and among BRIGHT HORIZONS FAMILY SOLUTIONS LLC, a Delaware limited liability company (the “Borrower”), BRIGHT HORIZONS CAPITAL CORP., a Delaware corporation (“Holdings”), the Loan Parties who have delivered signature pages hereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”) and L/C Issuer and each Refinancing Revolving Lender referred to below, amends the Credit Agreement, dated as of January 30, 2013, by and among the Borrower, Holdings, JPMCB, as Administrative Agent and L/C Issuer, the lenders party thereto (the “Existing Lenders”) and the other parties party thereto from time to time (as amended and restated as of November 7, 2016, as amended by the Amendment Agreement dated as of May 8, 2017, the Amendment to Credit Agreement dated as of November 30, 2017, the Third Amendment to Credit Agreement dated as of May 31, 2018, the Fourth Amendment to Credit Agreement dated as of April 24, 2020 and the Fifth Amendment to Credit Agreement dated as of May 7, 2020, the “Existing Credit Agreement”, and, as further amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the meanings ascribed to such terms in the Existing Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the Existing Credit Agreement, certain Existing Lenders have made Revolving Credit Loans (such loans outstanding immediately prior to the effectiveness of this Amendment, collectively, the “Existing Revolving Credit Loans”) and have made the Revolving Credit Commitments (such commitments outstanding immediately prior to the effectiveness of this Amendment, the “Existing Revolving Credit Commitments”) to the Borrower;

WHEREAS, in accordance with Section 2.17 of the Existing Credit Agreement, the Borrower has requested that the persons listed on Schedule 1 hereto (the “Refinancing Revolving Lenders”) commit to provide Other Revolving Credit Loans and Other Revolving Credit Commitments, in each case in the amounts set forth opposite such Refinancing Revolving Lender’s name on Schedule 1 and JPMCB, as Administrative Agent and L/C Issuer has approved of each New Lender;

WHEREAS, (i) the proceeds of the Other Revolving Credit Loans borrowed on the date hereof will be used to prepay in full the Existing Revolving Credit Loans (together with cash on hand of the Borrower) and to pay all accrued and unpaid interest on the Existing Revolving Credit Loans and all related fees and expenses;

WHEREAS, the Refinancing Revolving Lenders are willing to provide the Other Revolving Credit Loans and Other Revolving Credit Commitments to the Borrower, in each case pursuant to the terms and subject to the conditions set forth herein;

WHEREAS, the Borrower has requested that, immediately after the making of the Other Revolving Credit Loans and the Other Revolving Credit Commitments, the Existing Credit Agreement be amended to provide, among other things, for the modification of Section 7.11 of the Existing Credit Agreement as set forth herein; and

WHEREAS, with respect to such Other Revolving Credit Loans and Other Revolving Credit Commitments, JPMCB, Bank of America, N.A., Citicorp North America, Inc., Citizens Bank, N.A. and Wells Fargo Securities, LLC have been appointed to act as joint lead arrangers and joint bookrunners (collectively, the “Arrangers”).

NOW, THEREFORE, in consideration of the premises and the covenants and obligations contained herein, the parties hereto agree as follows:

SECTION 1. Rules of Interpretation. The rules of interpretation set forth in Section 1.02 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2. Refinancing Amendment.

(a) This Section 2 hereto constitutes a “Refinancing Amendment” pursuant to which (i) each Refinancing Revolving Lender commits to make, severally but not jointly, to the Borrower Other Revolving Credit Commitments on the Effective Date in a principal amount equal to the amount set forth opposite such Refinancing Revolving Lender’s name under the heading “Other Revolving Credit Commitments” on Schedule 1 hereto. Each of the parties hereto agrees that, after giving effect to this Amendment, the Revolving Credit Commitment of each Revolving Credit Lender (as of the Effective Date) shall be as set forth on Schedule 1 hereto. The aggregate principal amount of the Other Revolving Credit Commitments of all Refinancing Revolving Lenders as of the date of this Amendment is $400,000,000.

(b) Other Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided in the Existing Credit Agreement and the Amended Credit Agreement.

(c) The Borrower shall use (i) the proceeds of the Other Revolving Credit Loans to be made on the Effective Date to prepay in full, on the Effective Date, the outstanding principal amount of the Existing Revolving Credit Loans and (ii) cash on hand to pay (A) all accrued but unpaid interest and fees on the Existing Revolving Credit Loans and (B) all fees, costs and expenses incurred or payable by the Borrower in connection with the foregoing and with the execution and delivery of this Amendment by each person party hereto, the satisfaction and/or waiver of the conditions to the effectiveness hereof and the consummation of the transactions contemplated hereby (including the borrowing of the Other Revolving Credit Loans).

(d) Each of the parties hereto agrees that after giving effect to this Amendment, the Revolving Credit Commitments under the Amended Credit Agreement shall be as set forth on Schedule 1 hereto and shall replace the Existing Revolving Credit Commitments. In connection with this Amendment, the Existing Revolving Credit Loans shall be, or deemed to be, repaid in full on the Effective Date, together with all accrued and unpaid interest thereon and all related fees and expenses, and concurrently with such prepayment, new Revolving Credit Loans will be made by, or reallocated to, the Refinancing Revolving Lenders party hereto in an aggregate principal amount equal to the Existing Revolving Credit Loans, based on each such Refinancing Revolving Lender’s new Revolving Credit Commitments on Schedule 1 hereto.

(e) Each of the parties hereto agrees that after giving effect to this Amendment, each Letter of Credit issued under the Existing Credit Agreement on or prior to the Effective Date shall be deemed to constitute a Letter of Credit issued under the Amended Credit Agreement and the Revolving Credit Lender that is an issuer of such Letter of Credit shall be deemed to be an L/C Issuer for such Letter of Credit; provided that any renewal or replacement of any such Letter of Credit shall be issued by an L/C Issuer pursuant to the terms of the Amended Credit Agreement.

(f) Effective as of the Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in Annex I hereto (except for the deletions and additions to Section 7.11 of the Existing Credit Agreement, which are referred to herein as the “Financial Covenant Amendment”).

(g) Each of the parties hereto agrees that no amounts shall be due under Section 3.05 of the Existing Credit Agreement in respect of the transactions set forth in this Section 2.

(h) Subject to the terms and conditions set forth herein and in the Existing Credit Agreement, on the Effective Date, (i) the term “Revolving Credit Commitment” shall be deemed to refer to the Other Revolving Credit Commitments made pursuant to this Amendment, (ii) the term “Revolving Credit Loans” shall be deemed to include the Other Revolving Credit Loans made pursuant to this Amendment and (iii) the Refinancing Revolving Lenders shall have all of the rights and obligations of a “Revolving Credit Lender” and a “Lender” as set forth therein.

(i) Each Refinancing Revolving Lender, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Revolving Lenders or any other Lenders, as applicable, on the Effective Date (and after giving effect to the amendment of the Existing Credit Agreement).

SECTION 3. Amendments to Existing Credit Agreement. Effective as of the Effective Date and immediately after giving effect to the amendments set forth in Section 2, the Existing Credit Agreement is hereby amended to reflect the Financial Covenant Amendment. Each Refinancing Revolving Lender, which collectively constitute the Required Facility Lenders, hereby consents to the amendments set forth in this Section 3.

SECTION 4. Conditions Precedent to the Effectiveness of the Agreement

(a) This Amendment shall become effective on the date when each of the following conditions precedent shall have been satisfied or waived (the “Effective Date”):

(i) The Administrative Agent shall have received each of the following, each dated the Effective Date:

(1) (i) this Amendment, duly executed by the Borrower, JPMCB in its capacity as the Administrative Agent and L/C Issuer and the Refinancing Revolving Lenders and (ii) a Revolving Credit Note, executed by the Borrower in favor of each Refinancing Revolving Lender that has requested a Revolving Note at least three (3) Business Days in advance of the Effective Date;

(2) a written opinion of Ropes & Gray LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent;

(3) certificates of good standings from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Effective Date;

(4) a certificate attesting to the Solvency of the Borrower and its Restricted Subsidiaries (taken as a whole) on the Effective Date after giving effect to the transactions contemplated by this Amendment, including the making of the Other Revolving Credit Loans and the application of the proceeds therefrom, from the chief financial officer of the Borrower; and

(5) a certificate of a Responsible Officer of the Borrower certifying as to the matters specified in Section 5 (Representations and Warranties) and clauses (a)(ii) and (a)(iii) below;

(ii) no Default or Event of Default shall exist or would exist after giving effect to this Amendment;

(iii) the representations and warranties of each Loan Party set forth in Article V of the Existing Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(iv) the Borrower shall have paid: (1) all amounts referred to in Section 6 (Fees and Expenses) of this Amendment that have been invoiced to the Borrower at least three (3) Business Days prior to the Effective Date (or as otherwise reasonably agreed by the Borrower) and (2) to each Revolving Credit Lender, all accrued but unpaid interest and fees on the Existing Revolving Credit Loans; and

(v) the Borrower shall have provided to the Administrative Agent at least three (3) days prior to the Effective Date (or such shorter period as the Administrative Agent may agree in its sole discretion), all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by the Administrative Agent at least six (6) Business Days prior to the Effective Date.

The Administrative Agent shall notify the Borrower, the Existing Lenders and the Refinancing Revolving Lenders of the Effective Date and such notice shall be conclusive and binding.

SECTION 5. Representations and Warranties

On and as of the Effective Date, the Borrower hereby represents and warrants that (a) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing, and the Existing Credit Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing, (b) no Default or Event of Default shall exist or would exist after giving effect to this Amendment, including from the making of the Other Revolving Credit Loans on the date hereof and the application of the proceeds therefrom.

SECTION 6. Fees and Expenses

The Borrower shall pay (a) in accordance with the terms of Section 10.04 of the Existing Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto) and (b) any other fees separately agreed between the Borrower and any of the Arrangers.

SECTION 7. Reallocation and Reference to the Effect on the Loan Documents

(a) As of the Effective Date, (i) each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to “the Credit Agreement” (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Amended Credit Agreement and (ii) each Person executing this Amendment in its capacity as an Refinancing Revolving Lender shall become a “Lender” and a “Revolving Credit Lender” under the Existing Credit Agreement for all purposes of the Existing Credit Agreement and the other Loan Documents and shall be bound by the provisions of the Existing Credit Agreement (as amended by this Amendment) as a Lender holding Revolving Credit Commitments and Revolving Credit Loans.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment is a Loan Document.

SECTION 8. Execution in Counterparts

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy, .pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9. Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

SECTION 10. Reaffirmation

Each of Holdings, the Borrower and each other Loan Party hereby (a) reaffirms its obligations under the Existing Credit Agreement and each other Loan Document to which it is a party, in each case as amended by this Amendment, (b) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Loan Documents and (c) acknowledges and agrees that the grants of security interests by and the guarantees of the Loan Parties contained in the Collateral Documents and the Guaranty are, and shall remain, in full force and effect immediately after giving effect to this Amendment.

SECTION 11. Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error.

SECTION 12. Notices

All communications and notices hereunder shall be given as provided in the Existing Credit Agreement.

SECTION 13. Severability

In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 14. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns permitted by the Existing Credit Agreement.

SECTION 15. Waiver of Jury Trial

EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[SIGNATURE PAGES FOLLOW]

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, as of the date first written above.

BRIGHT HORIZONS FAMILY SOLUTIONS LLC

By:	/s/ Elizabeth Boland
Name: Elizabeth Boland
Title: Chief Financial Officer

BRIGHT HORIZONS CAPITAL CORP.

By:	/s/ Elizabeth Boland
Name: Elizabeth Boland
Title: Chief Financial Officer

BRIGHT HORIZONS LLC
BRIGHT HORIZONS CHILDREN’S CENTERS LLC
CORPORATEFAMILY SOLUTIONS LLC
RESOURCES IN ACTIVE LEARNING
HILDEBRANDT LEARNING CENTERS, LLC

By:	/s/ Elizabeth Boland
Name: Elizabeth Boland
Title: Chief Financial Officer

[SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, L/C Issuer and a Refinancing Revolving Lender

By:	/s/ Alicia Schreibstein
Name: Alicia Schreibstein
Title: Executive Director

[SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT]

[Refinancing Revolving Lender Signature Pages on file with the Administrative Agent]

[SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT]

Schedule 1

SIXTH AMENDMENT REFINANCING REVOLVING LENDERS

Refinancing Revolving Lender	Other Revolving Credit Commitments
JPMorgan Chase Bank, N.A.	$60,000,000.00
Bank of America, N.A.	$60,000,000.00
Citicorp North America, Inc.	$60,000,000.00
Citizens Bank, N.A.	$60,000,000.00
Wells Fargo Securities, LLC	$60,000,000.00
Barclays Bank PLC	$20,000,000.00
Capital One, National Association	$20,000,000.00
HSBC Bank USA, National Association	$20,000,000.00
PNC Bank, National Association	$20,000,000.00
Santander Bank, N.A.	$20,000,000.00

TOTAL:	$400,000,000.00

Annex I

See attached.

EXECUTION VERSION

CONFORMED COPY1

as amended by the Amendment Agreement dated as of May 8, 2017,

the Amendment to Credit Agreement dated as of November 30, 2017,

the Third Amendment to Credit Agreement dated as of May 31, 2018,

the Fourth Amendment to Credit Agreement dated ~~as of~~ April 24, 2020 ~~and~~,

~~as amended pursuant to~~ the Fifth Amendment to Credit Agreement ~~to be~~ dated May 7, 2020, and as amende d purs uant to the Sixth Amen dment to Credi t Agr eement dated May 26, 2021

CREDIT AGREEMENT

Dated as of January 30, 2013,

as amended and restated as of November 7, 2016

among

BRIGHT HORIZONS FAMILY SOLUTIONS LLC,

as Borrower,

BRIGHT HORIZONS CAPITAL CORP.,

as Holdings,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

L/C Issuer, Joint Lead Arranger and Joint Bookrunner,

THE OTHER LENDERS PARTY HERETO,

~~BARCLAYS BANK PLC AND~~

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~

BANK OF AMERICA, N.A. ,

CITICO RP NORTH AMERICA , INC .,

CITI ZENS BANK, N.A. AND

WELLS FARGO SECU RITIE S, LLC,

as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents,

and

~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,~~

~~GOLDMAN SACHS BANK USA~~BAR CLAYS BANK PLC,

CAPIT AL ONE, NATIONA L ASSOCIAT ION,

HSBC BANK USA, NATIONAL ASSOCIATION,

~~ING CAPITAL LLC,~~

~~MIZUHO BANK, LTD~~PNC BANK, NATIONAL ASSOCIATION, AND

~~ROYAL BANK OF CANADA,~~

SANTANDE R BANK, N.A. ,

as Co-Documentation Agents

[1]	NOT A LEGAL DOCUMENT. TO BE CERTAIN OF THE TERMS OF THE AMENDED AND RESTATED CREDIT AGREEMENT AND THE AMENDMENT THERETO, PLEASE REFER TO THE EXECUTION COPIES OF SUCH DOCUMENTS.

“Agent-Related Distress Event” means, with respect to the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent by a Governmental Authority or an instrumentality thereof.

“Agent-Related Persons” means each Agent, together with its respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Person and its Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereof.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Eurocurrency Rate or Base Rate floor or otherwise, in each case, incurred or payable by the Borrower ratably to all lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement, structuring, commitment, ticking, amendment, consent, underwriting, advisory or other similar fees (regardless of how such fees are computed and whether shared or paid, in whole or in part, with or to any or all lenders) or other fees not paid ratably to all lenders of such Indebtedness.

“Alternative Currency” means each of Euros and Pounds Sterling~~.~~; provid ed that, not withsta nding anyt hing to the contr ary herei n, it is under stood and agreed that no Revolv ing Credi t Lend er shall be obligate d to make any loans deno minated in Poun ds Ste rling unle ss and until an alte rnative bench mark refe rence rate with respec t to Pounds Ster ling has been adopt ed herei n purs uant to Section 3.03(b) or Section 10.01.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined as of the most recent Revaluation Date) for the purchase of the applicable Alternative Currency with Dollars.

“Alternative Currency Loans” means any Loan denominated in an Alternative Currency.

“Amendment and Restatement Effective Date” means the date on which each of the conditions specified in Section 4(a) of the Incremental and Amendment and Restatement Agreement occur or have been waived, which date is November 7, 2016.

“Amendment Effective Date” means the date on which the conditions specified in Section 5 of the Repricing Amendment were satisfied (or waived in accordance with the terms thereof), which date is November 30, 2017.

“Applicable Discount” has the meaning specified in Section 2.06(a)(iv)(C)(2).

3

“Applicable Rate” means a percentage per annum equal to:

(a)     with respect to Term B Loans, (A) for Eurocurrency Rate Loans, 1.75% and (B) for Base Rate Loans, 0.75%;

(b)     with respect to unused Revolving Credit Commitments and the commitment fee therefor, (i) until delivery of financial statements for the first full fiscal quarter of the Borrower ending after the ~~Fourth~~Sixt h Amendment Effective Date, ~~0.50~~0.325%, and (ii) thereafter ~~until but not including the fiscal quarter ending June 30, 2021, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Gross Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) and (iii) beginning with the fiscal quarter ending June 30, 2021~~, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	~~Consolidated First Lien Gross Leverage Ratio or~~ Consolidated First Lien Net Leverage Ratio	Commitment Fee for unused Revolving Credit Commitments
1	Greater than 2.50:1.00	~~0.50~~0.325%
2	Less than or equal to 2.50:1.00	0.30	%;

(c)     with respect to Revolving Credit Loans and Letter of Credit fees (i) prior to delivery of financial statements for the first full fiscal quarter of the Borrower ending after the ~~Fourth~~Sixt h Amendment Effective Date, (A) for Eurocurrency Rate Loans, ~~2.25~~1.75%, (B) for Base Rate Loans, ~~1.25~~0.75% and (C) for Letter of Credit fees, 1.75%, and (ii) thereafter ~~until but not including the fiscal quarter ending June 30, 2021, the following percentages per annum set forth in the table below, based upon the Consolidated First Lien Gross Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) and (iii) beginning with the fiscal quarter ending June 30, 2021~~, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	~~Consolidated First Lien Gross Leverage Ratio or~~ Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit fees	Base Rate for Revolving Credit Loans
1	Greater than 2.50:1.00	~~2.25~~1.75%	~~1.25~~0.75%
2	Less than or equal to 2.50:1.00	1.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien ~~Gross Leverage Ratio or Consolidated First Lien~~ Net Leverage Ratio~~, as applicable,~~ shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

4

denominated in Dollars with a one-month Interest Period commencing on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that the Base Rate with respect to a Term B Loan that bears interest based on the Base Rate will be deemed not to be less than 1.75% per annum. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Base Rate due to a change in the “prime rate”, the Federal Funds Rate or the Eurocurrency Rate shall be effective as of the opening of business on the day of such change in the “prime rate”, the Federal Funds Rate or the Eurocurrency Rate, respectively. If an alternate rate of interest is being used pursuant to Section 3.03(b), then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above and in such circumstance the Base Rate will be deemed not to be less than ~~0.75~~0.00 % per annum with respect to Revolving Credit Loans.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Bona Fide Debt Fund” means any bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which the Sponsor and investment vehicles managed or advised by the Sponsor that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not make investment decisions for such entity; provided, however, in no event shall (x) any natural person or (y) Holdings, the Borrower or any Subsidiary thereof be a Bona Fide Debt Fund.

“Borrower” has the meaning specified in the introductory paragraph of this Agreement.

“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.06(a)(iv)(B).

“Borrower Retained Prepayment Amounts” has the meaning specified in Section 2.06(b)(ix).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.06(a)(iv)(D).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.06(a)(iv)(C).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the relevant interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Rate subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

~~“Consolidated First Lien Debt” means, as of any date of determination, any Indebtedness described in clause (a) of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary, but excluding any such Indebtedness in which the applicable Liens are junior to the Liens securing the Obligations.~~

“Consolidated First Lien Net Debt” means, as of any date of determination, (a) any Indebtedness described in clause (a) of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary, but excluding any such Indebtedness in which the applicable Liens are junior to the Liens securing the Obligations minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(l), 7.01(bb) (to the extent pari passu with or junior to the Liens securing the Obligations), 7.01(cc) and 7.01(dd) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date; provided that for purposes of determining the Consolidated First Lien Net Leverage Ratio for purposes of Sections 2.16(d)(iv) and 7.03(u) only, any cash proceeds of any Incremental Facility proposed to be drawn thereunder or Incremental Equivalent Debt proposed to be incurred will not be considered cash or Cash Equivalents under clause (b) hereof and the full amount of any Incremental Revolving Credit Commitments proposed to be established shall be deemed to be Indebtedness outstanding on such date.

~~“Consolidated First Lien Gross Leverage Ratio” means, with respect to any date of determination, the ratio of (a) Consolidated First Lien Debt as of such date to (b) Consolidated EBITDA for the most recent Test Period. For purposes of this definition, for the avoidance of doubt, Consolidated EBITDA as used in this definition will be calculated without giving effect to any revenue-related addbacks relating to the COVID-19 virus outbreak.~~

“Consolidated First Lien Net Leverage Ratio” means, with respect to any date of determination, the ratio of (a) Consolidated First Lien Net Debt as of such date to (b) Consolidated EBITDA for the most recent Test Period. For purposes of this definition, for the avoidance of doubt, Consolidated EBITDA as used in this definition will be calculated without giving effect to any revenue-related addbacks relating to the COVID-19 virus outbreak.

“Consolidated Interest Expense” means, for any period, the sum of (i) the interest expense (including that attributable to Capitalized Leases), net of interest income, of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and limited to such interest paid or payable in cash or received or receivable in cash during such period, with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (ii) net payments, if any, made (less net payments, if any, received) pursuant to Swap Contracts with respect to Indebtedness, (iii) any cash payments made during such period in respect of the interest expense on such obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any acquisition consummated prior to the Closing Date or any Permitted Acquisition) and (iv) from and after the date that a Holdings Restricted Payments Election is made, the amount of all Restricted Payments made pursuant to Section 7.06(c) from the Borrower to Holdings to fund cash interest payments by Holdings, but excluding, however, (a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, (c) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP, (d) fees and expenses associated with the consummation of the Transaction, (e) annual agency fees paid to the Administrative Agent and/or Collateral Agent, (f) any prepayment premium or penalty, and (g) costs associated with obtaining Swap Contracts and breakage costs in respect of Swap Contracts; provided that there shall be excluded from Consolidated Interest percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D);

provided that the Eurocurrency Rate will be deemed not to be less than (i) with respect to Term B Loans, 0.75% per annum (the “LIBOR Floor”) and (ii) with respect to Revolving Credit Loans and unused Revolving Credit Commitments, ~~0.75~~0.00% per annum.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)    the sum, without duplication, of:

(i)    Consolidated Net Income,

(ii)     depreciation, amortization and other non-cash charges and expenses incurred during such period, to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges and expenses representing an accrual or reserve for potential items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,

(iii)     decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions and non-ordinary course Dispositions by the Borrower and the Restricted Subsidiaries completed during such period),

(iv)     an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(v)     an amount equal to all cash received for such period on account of any net non-cash gain or income from Investments deducted in a previous period pursuant to clause (b)(iv)(B) below in this definition, and

(vi)     an amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period, over

(b)    the sum, without duplication, of:

(i)     an amount equal to all non-cash credits included in arriving at such Consolidated Net Income and cash losses, charges and expenses excluded by virtue of clauses (a) through (l) of the definition of Consolidated Net Income,

(ii)     without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness (other than Revolving Credit Loans and loans under any other revolving credit line or similar facility) of the Borrower or any Restricted Subsidiary,

(iii)     the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of to fee-owned real property located in the United States that is acquired after the Closing Date, at the time of acquisition).

“Maturity Date” means (a) with respect to the Revolving Credit Facility and Swing Line Loans, ~~July 31, 2022~~May 26, 2026; prov ided that the Maturit y Date with respec t to the Revolv ing Credi t Fac ility and Swin g Lin e Loa ns shall be August 8, 2023, if on or prior to such date, Term B Loan s in excess of $25,000,000 in aggr egate princ ipal amount have not been (x) repai d, (y) repla ced or refin anced with Indeb tedne ss havin g a maturit y date not earlie r tha n Augus t 25, 2026 or (z)  otherw ise amende d or modif ied to have a matur ity date not earli er than August 25, 2026; (b) with respect to the Term B Loans, the seventh anniversary of the Amendment and Restatement Effective Date, (c) with respect to any Class of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (d) with respect to any Other Term Loans or Other Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment and (e) with respect to any Incremental Loans or Incremental Revolving Credit Commitments, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning specified in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties substantially in form and substance reasonably satisfactory to the Collateral Agent (taking account of relevant local Law matters), and any other mortgages executed and delivered pursuant to Section 6.11.

“Mortgaged Properties” has the meaning specified in paragraph (f) of the definition of “Collateral and Guarantee Requirement”.

“Multiemployer Plan”means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)     with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment of principal pursuant to, or by monetization of, a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest, breakage costs and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under, or that is secured by, the Loan Documents, Credit Agreement Refinancing Indebtedness or Incremental Equivalent Debt), (B) the out-of-pocket fees and expenses (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) Taxes (or Restricted Payments that are made in respect of Taxes permitted hereunder) paid or reasonably estimated to be actually payable in connection therewith (including Taxes imposed on the actual or deemed distribution or repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash

Alternative Currency having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by any L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) with respect to an Alternative Currency Letter of Credit, each date that is the first Monday following the fourth Saturday of each month or, if such date is not a Business Day, the next succeeding Business Day and (v) such additional dates as the Administrative Agent or any applicable L/C Issuer shall reasonably determine or the Required Revolving Lenders shall reasonably require.

“Revolver Extension Request” has the meaning specified in Section 2.15(b).

“Revolver Extension Series” has the meaning specified in Section 2.15(b).

“Revolving Commitment Increase” has the meaning specified in Section 2.16(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 10.07(b)). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $400,000,000.00 as of the ~~Fifth~~Sixt h Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, at any time, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans at such time and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have been terminated, which has outstanding Revolving Credit Loans or other Revolving Credit Exposure at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means, as the context requires, a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Rolled Commitment” has the meaning specified in Section 2.10(d).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit S hereto (which agreement in such form or with changes that are immaterial to the interests of the Lenders thereto the Administrative Agent is authorized to enter into) together with any changes material to the interests of the Lenders thereto, which such changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Subordinated Notes” means the Borrower’s 11.5% senior subordinated notes due 2018 issued from time to time pursuant to the Senior Subordinated Notes Indenture.

“Senior Subordinated Notes Indenture” means that certain Indenture, dated as of May 28, 2008, between the Borrower and Wilmington Trust Company, a Delaware banking corporation, as trustee, as amended.

“Senior Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, secured Incremental Equivalent Debt or other secured Indebtedness permitted to be incurred under Section 7.03, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Sixth Amendment” means the Sixth Amen dment to Credi t Agr eement , date d as of May 26, 2021, among Holdi ngs, the Borrowe r, the other Loan Parti es party ther eto, the Lender s par ty there to and the Admin istrati ve Age nt.

“Sixth Amendment Effective Date” means the date on which the conditi ons specif ied in Section 4 of the Sixth Amen dment were satisf ied (or waived in accord ance with the terms ther eof), which date is May 26, 2021.

Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts for such purpose between the applicable currencies until the next Revaluation Date to occur.

(b)     Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 and above of a unit being rounded upward), as determined by the Administrative Agent or the relevant L/C Issuer, as the case may be.

(c)    Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two (2) Business Days later).

(d)    For purposes of determining the Consolidated First Lien Net  ~~Leverage Ratio, Consolidated First Lien Gross~~ Leverage Ratio, the Total Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio, the amount of Indebtedness shall reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

(e)    Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

(f)    For the avoidance of doubt, in the case of a Loan denominated in an Alternative Currency, all interest shall accrue and be payable thereon based on the actual amount outstanding in such Alternative Currency (without any translation into the Dollar Equivalent thereof).

Section 1.09.    Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

Section 1.10.    Cumulative Growth Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Growth Amount immediately prior to the taking of such action, the permissibility of the taking of such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

Section 1.11.    Pro Forma and Other Calculations.

(a)    Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated First Lien Net ~~Leverage Ratio, Consolidated First Lien Gross~~ Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio, and Interest Coverage Ratio and compliance with covenants determined by reference to Consolidated EBITDA or Total Assets shall be calculated in the manner prescribed by this Section 1.11; provided, that notwithstanding anything to the contrary in clauses (b), (c) (d) or (e) of this Section 1.11, when calculating the Consolidated First Lien Net Leverage Ratio ~~or Consolidated First Lien Gross Leverage Ratio~~ for purposes of the definition of “Applicable Rate”, for purposes of Section 2.06(b)(i) and Section 7.11 (other than for the purpose of determining pro forma compliance with Section 7.11), the events described in this Section 1.11 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Borrower are available (as determined in good faith by the Borrower) (it being understood that for purposes of determining pro forma compliance with Section 7.11, if (i) no Test Period with an applicable level cited in Section 7.11 has passed, the applicable level shall be the level for the first Test Period cited in Section 7.11 with an indicated level and (ii) all Test Periods with an applicable level cited in Section 7.11 have passed, the applicable level shall be the level for the last Test Period cited in Section 7.11 with an indicated level). For purposes of determining pro forma compliance with the Financial Covenant at a time when a Compliance Event has not occurred or is continuing, such determination shall be made as though the Financial Covenant is in effect at the relevant time.

(b)    For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDA or Total Assets, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.11) that have been made (i) during the applicable Test Period or (ii) if applicable as described in clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction, but excluding, for purposes of calculating Total Assets, any decrease in cash and Cash Equivalents as a result of any such Specified Transactions constituting a Restricted Payment or repayment of Indebtedness) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of the Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.11, then such financial ratio or test (or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.11.

(c)    Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Specified Transaction or cost savings, operating expense reductions and synergies are given pro forma effect) and during any applicable subsequent Test Period) relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than eighteen (18) months after the date of such Specified Transaction, (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) any increase to Consolidated EBITDA as a result of cost savings, operating expense reductions and synergies pursuant to this Section 1.11(c) shall be subject to the limitation set forth in the further proviso of clause (viii) of the definition of “Consolidated EBITDA”.

(y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower.

(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (determined without regard to whether any conditions to drawing could then be met). Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in the currency in which such Letter of Credit is denominated on the ~~first Business Day~~fif teenth day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum (or such other lower amount as may be mutually agreed by the Borrower and the applicable L/C Issuer) of the daily maximum amount then available to be drawn under such Letter of Credit (determined without regard to whether any conditions to drawing could then be met). Such fronting fees shall be (x) computed on a quarterly basis in arrears and (y) due and payable on the ~~first Business Day~~fift eenth day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j)    Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) Outstanding Amount of Revolving Credit Loans (for the avoidance of doubt, excluding any Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the ~~last Business Day~~fift eenth day after the end of each March, June, September and December, commencing with the first such date to occur after the ~~Closing~~Sixt h Ame ndmen t Effec tive Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)    At the time of the effectiveness of any Repricing Transaction that is consummated on or prior to the date that is six months after the Third Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term B Lenders with Term B Loans that are either prepaid, refinanced, substituted, replaced or otherwise subjected to a pricing reduction in connection with such Repricing Transaction (including each Term B Lender that withholds its consent to such Repricing Transaction and is replaced as a Lender, or whose outstanding Term B Loans are repaid in full, under Section 3.07(a)), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction described in clause (i) of the definition thereof, the aggregate principal amount of all Term B Loans prepaid, refinanced, substituted or replaced in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (ii) of the definition thereof, the aggregate principal amount of all Term B Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Transaction.

(c)    [Reserved].

(d)    The Borrower agrees to pay on the Third Amendment Effective Date to each Revolving Credit Lender (as determined after giving effect to the Third Amendment) a closing fee in an amount equal to 0.05% of the aggregate Revolving Credit Commitments of such Revolving Credit Lender after giving effect to the Third Amendment. Such closing fees shall be in all respects fully earned, due and payable on the Third Amendment Effective Date and non-refundable and non-creditable for any reason whatsoever thereafter.

(e)    The Borrower agrees to pay on the Delayed Draw Funding Date to each Delayed Draw Term B Lender a closing fee in an amount equal to 0.25% of the stated principal amount (as applicable) of such Lender’s Delayed Draw Term B Loan, payable to such Lender as and when funded on the Delayed Draw Funding Date. Such closing fees shall be in all respects fully earned, due and payable on the Delayed Draw Funding Date and non-refundable and non-creditable for any reason whatsoever thereafter.

(f)    Commencing on the date that is 30 days after the Amendment and Restatement Effective Date, the Borrower shall pay to the Administrative Agent for the account of each Delayed Draw Term B Lender in accordance with its Pro Rata Share a commitment fee (the “Delayed Draw Commitment Fee”) in an amount per annum equal to the sum of (x) the Applicable Rate for Term B Loans that are Eurocurrency Rate Loans plus (y) the LIBOR Floor in respect of Term B Loans, in each case on the average daily unused amount of the Delayed Draw Term B Commitments then in effect. The to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Borrower in good faith, (l) transactions with suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to Holdings, the Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party, and (m) transactions in which Holdings, the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.08(b).

Section 7.09.     Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Guarantor to make Restricted Payments, intercompany loans or other advances to the Borrower or any Guarantor or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 and (y) to the extent Contractual Obligations permitted by preceding clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation in any material respect, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, (iv) are customary restrictions that arise in connection with (x) any Lien permitted by Sections 7.01(b), (i) (j), (l), (m), (p), (s), (t)(i), (t)(ii), (u) and (z) and relate to the property subject to such Lien or (y) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to property interests, rights or the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (h)(A) or (x) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(h)(A) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) arise in connection with cash or other deposits permitted under Section 7.01 or 7.02, and limited to such cash or deposits; and (xiii) comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligations or ability to make any payments required hereunder.

Section 7.10.    [Reserved].

Section 7.11.    Financial Covenant. ~~Permit~~Beg inning with the Test Perio d end ing June 30, 2021, per mit the Consolidated First Lien Net Leverage Ratio ~~or Consolidated First Lien Gross Leverage Ratio, as~~

~~app licable,~~ as of the last day of the most recent Test Period to be greater than ~~the ratio set forth below in respect of the last day of such Test Period set forth below~~4.25: 1.00 (the “Financial Covenant”):

~~Consolidated First Lien Gross  Leverage  Ratio~~
~~Fiscal  Year~~	~~March 31~~	~~June 30~~	~~September 30~~	~~December 31~~
~~2020~~	~~N/A~~	~~6.00:1:00~~	~~7.50:1.00~~	~~8.00:1.00~~
~~2021~~	~~7.50:1:00~~	~~N/A~~	~~N/A~~	~~N/A~~

~~Consolidated First Lien Net Leverage Ratio~~
~~Fiscal  Year~~	~~March 31~~	~~June 30~~	~~September 30~~	~~December 31~~
~~2017~~	~~N/A~~	~~5.00:1.00~~	~~5.00:1.00~~	~~5.00:1.00~~
~~2018~~	~~5.00:1.00~~	~~4.75:1.00~~	~~4.75:1.00~~	~~4.75:1.00~~
~~2019~~	~~4.75:1.00~~	~~4.75:1.00~~	~~4.75:1.00~~	~~4.75:1.00~~
~~2020~~	~~4.75:1.00~~	~~N/A~~	~~N/A~~	~~N/A~~
~~2021~~	~~N/A~~	~~4.25:1.00~~	~~4.25:1.00~~	~~4.25:1.00~~
~~2022~~	~~4.25:1.00~~	~~4.25:1.00~~	~~N/A~~	~~N/A~~

The provisions of this Section 7.11 are for the benefit of the Revolving Credit Lenders only and the Required Facility Lenders may amend, waive or otherwise modify this Section 7.11 or the defined terms used solely for purposes of this Section 7.11 or waive any Default resulting from a breach of this Section 7.11 without the consent of any Lenders other than the Required Facility Lenders in accordance with the provisions of Section 10.01(j).

Section 7.12.    Accounting Changes. Make any change in fiscal quarter or fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal quarter or fiscal year to any other fiscal quarter or fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal quarter or fiscal year.

Section 7.13.    Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal (to the extent permitted hereunder) and interest shall be permitted) any Indebtedness for borrowed money of a Loan Party that is expressly by its terms subordinated to the Obligations in right of payment (all of the foregoing items of Indebtedness, collectively, “Junior Financing”), except (i) the refinancing or replacement thereof with any Indebtedness that constitutes a Permitted Refinancing; provided, that such Indebtedness shall be subordinated to the Obligations in right of payment on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced or replaced, taken as a whole, (ii) the conversion or exchange of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent permitted by the subordination provisions contained in the Intercompany Note, (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(i) and (2) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by Section 7.06(i), not to exceed, from and after the Third Amendment Effective Date, the greater of (i) $100,000,000 and (ii) 5.00% of Total Assets, (v) prepayments, redemptions, purchases, defeasances and other payments after the Amendment and Restatement Effective Date in respect of the Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Cumulative Growth Amount immediately prior to the making of such payment and (vi) prepayments, redemptions, purchases, defeasances and other payments in respect of the Junior Financings prior to their scheduled maturity so long as immediately after giving effect to such prepayments, redemptions, purchases, defeasances and other payments and the application of proceeds therefrom, the Total Net Leverage Ratio of the Borrower is less than or equal to 3.50 to 1.00 (calculated on a Pro Forma Basis).

by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)    Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

ARTICLE X

Miscellaneous

Section 10.01.    Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in clauses (g), (h) (in the case of clause (h), to the extent permitted by Section 2.16) or (i) below, which shall only require the consent of the Required Facility Lenders under the applicable Facility or Facilities, as applicable) (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the other applicable Loan Party, as the case may be, and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, modification, supplement, waiver or consent shall:

(a)    extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)    postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Sections 2.08 or 2.09 (other than pursuant to Section 2.09(b)) without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it further being understood that any change to the definition of Consolidated First Lien Net Leverage Ratio, Consolidated ~~First Lien Gross Leverage Ratio, Consolidated~~ Senior Secured Net Leverage Ratio, Total Net Leverage Ratio or Interest Coverage Ratio, or, in each case, in the component definitions thereof, shall not constitute a reduction in any amount of interest;

(c)    reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of Total Net Leverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated ~~First Lien Gross Leverage Ratio, Consolidated~~ Senior Secured Net Leverage Ratio or Interest Coverage Ratio or, in each case, in the component definitions thereof shall not constitute a reduction in the rate; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;